                                                                      Exhibit 11


                       COMPUTATION OF NET LOSS PER SHARE


                                                                           Three Months Ended March 31,
                                                                           1999                     1998
                                                                           ----                     ----
NET LOSS PER SHARE
 Loss from Operations applicable to
             Common Stock                                               $ (217,588)              $ (715,095)
                                                                        ==========               ==========
 Weighted Average Common and
   Equivalent Shares Outstanding                                         3,881,158                3,676,001
                                                                        ----------               ----------
Net Loss Per Share                                                      $    (0.06)              $    (0.19)
                                                                        ==========               ==========

NET LOSS PER SHARE - ASSUMING DILUTION
   (See "NOTE")
 Loss from Operations applicable to
             Common Stock                                               $ (217,588)              $ (715,095)
                                                                        ==========               ==========
 Weighted Average Common and
   Equivalent Shares Outstanding                                         3,881,158                3,676,001
 Add:    (A)  Assuming Exercise of Stock Options                             3,812                   19,563
         (B)  Assuming Exercise of Warrants                                      -                   52,106
                                                                        ----------               ----------
 Weighted Average Common Shares
        Outstanding - As Adjusted                                        3,884,970                3,747,671
                                                                        ==========               ==========
Net Loss Per Share - Assuming Dilution                                  $    (0.06)              $    (0.19)
                                                                        ==========               ==========


NOTE:

The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                       Three Months Ended March 31,
                                                                       ----------------------------
                                                                         1999              1998
                                                                         ----              ----
Options assumed exercised                                               97,050             159,668
Proceeds assumed realized                                              $95,103          $1,015,758
Shares assumed reacquired:
- During 1999 ($95,103/$1.02)                                           93,238
- During 1998 ($1,015,758/$7.25)                                                           140,105
Net additional shares assumed outstanding                                3,812              19,563

(B) - For the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                    Three Months Ended March 31,
                                                                    ----------------------------
                                                                         1999           1998
                                                                         ----           ----
Warrants assumed exercised                                                -0-          97,389
Proceeds assumed realized                                                $-0-        $328,300
Shares assumed reacquired:
- During 1999 ($-0-/$1.02)                                                -0-
- During 1998 ($328,300/$7.25)                                                         45,283
Net additional shares assumed outstanding                                 -0-          52,106